EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14504, 333-45020, 333-45022, 333-64126,
333-65490, 333-97859, 333-97861 and 333-101161) of Engineered Support
Systems, Inc. of our report dated December 10, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 10, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
St. Louis, MO
January 29, 2003


                                   47